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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 (No. 333-64192) of our report dated March 9, 2001, except as to Note 14 and as to
Note 15 for which the date is August 23, 2001, relating to the consolidated financial statements of ImageWare Systems, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Diego, CA
August 29, 2001